Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences
Chicago, IL (May 22, 2013) – LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

BB&T Car Talk in the City Conference	June 4, 2013
Waldorf Astoria Hotel, New York, New York

Stephens 2013 Spring Investment Conference	June 5, 2013
The New York Palace Hotel, New York, New York

William Blair & Company 33rd Annual Growth Stock Conference	June 11, 2013
Four Seasons Hotel, Chicago, Illinois
Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.
About LKQ Corporation
LKQ Corporation is the largest nationwide provider of aftermarket, recycled and refurbished collision replacement parts, and a leading provider of recycled transmissions and remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, the Benelux, France, Canada, Mexico and Central America. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Joseph P. Boutross- Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com